Exhibit 99.1 News April 6, 2020 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 ONEOK First Quarter 2020 Conference Call and Webcast Scheduled TULSA, Okla. – April 6, 2020 – ONEOK, Inc. (NYSE: OKE) will release first quarter 2020 earnings after the market closes on April 28, 2020. ONEOK’s executive management will participate in a conference call the following day at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time) on April 29, 2020. The call also will be carried live on ONEOK’s website. To participate in the telephone conference call, dial 800-458-4121, pass code 8831658, or log on to www.oneok.com. What: ONEOK first quarter 2020 earnings conference call and webcast When: 11 a.m. Eastern, April 29, 2020 10 a.m. Central Where: 1) Phone conference call dial 800-458-4121, pass code 8831658 2) Log on to the webcast at www.oneok.com If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 8831658. ------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Mid- Continent and Permian regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Instagram, Facebook and Twitter. ###